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                                                                    Exhibit 23.1












            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Shareholders
TALX Corporation:


We consent to the incorporation by reference in registration statements No. 333-14619, No. 333-18389, No. 333-18393, No. 333-47569, No. 333-83369, No.
333-83367, No. 333-65370, and No. 333-65368 on Forms S-8 of TALX Corporation
(the Company) of our report dated May 6, 2004 with respect to the consolidated balance sheets of TALX Corporation and subsidiaries as of March 31, 2003 and 2004, and the related consolidated statements of earnings, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2004, which report appears in the March 31, 2004 annual report on Form 10-K of TALX Corporation.

As discussed in Note 5 to the consolidated financial statements, effective April 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.






/s/ KPMG LLP
------------------------
St. Louis, Missouri
June 4, 2004